Exhibit 11.1
                            Maverick Tube Corporation
                                 and Subsidiary
                    Computation of Per Share Earnings (Loss)


                                                                   Year ended September 30
                                                             (In thousands except per share data)
                                                          -------------------------------------------
                                                                1997          1996         1995
                                                          -------------------------------------------
Primary:
   Average shares outstanding                                  15,018        14,940        14,880
   Net effect of stock options                                    264            60            40
                                                          -------------------------------------------
                                                               15,282        15,000        14,920
                                                          ===========================================

Net income (loss) used in per share calculations
                                                             $ 14,885       $ 7,538       $(2,334)
                                                          ===========================================
Net income (loss) per common and common equivalent
    share                                                    $    .97       $   .51       $  (.16)
                                                          ===========================================

Fully Diluted:
   Average shares outstanding                                  15,018        14,940        14,880
   Net effect of stock options                                    379           200            40
                                                          -------------------------------------------
                                                               15,397        15,140        14,920
                                                          ===========================================

Net income (loss) used in per share calculations
                                                             $ 14,885       $ 7,538       $   429
                                                          ===========================================
Net income (loss) per common and common equivalent
    share                                                    $    .97       $   .50       $  (.16)
                                                          ===========================================
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